UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 7, 2025
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

On August 7, 2025, Kennedy Wilson Europe Real Estate Limited (formerly known as Kennedy Wilson Europe Real Estate Plc) (the “Issuer”), a wholly owned subsidiary of Kennedy-Wilson Holdings, Inc. (the “Company”), announced its election to redeem, on October 3, 2025 (the “Optional Redemption Date”), all of its issued and outstanding 3.250% euro-denominated Notes due 2025 (the “Notes”). The Issuer provided notice of such redemption to the holders of the Notes (the “Noteholders”) in accordance with the terms of the Terms and Conditions and Final Terms of the Notes (together, the “Final Terms” and, together with the Terms and Conditions of the Notes, the “Conditions”). In accordance with the Conditions, the outstanding Notes called for redemption will be redeemed at the Optional Redemption Amount, being the principal amount of the Notes outstanding, together with interest accrued to (but excluding) the Optional Redemption Date (such interest accrued being an amount equal to €2,893.84 per Calculation Amount (as defined in the Conditions), amounting to a total of €8,681,520). As of August 7, 2025, the outstanding aggregate nominal amount of the Bonds is €300,000,000. Following the redemption of the Notes, no Notes will remain outstanding.

The Company expects the redemption to be completed on October 3, 2025.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.
Exhibit No.	Description
99.1	Regulatory News Release of Kennedy Wilson Europe Real Estate Limited dated August 7, 2025.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: August 7, 2025